UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2021

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-15997	95-4783236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard Suite 6000 West
Santa Monica, California		90404
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 310 447-3870

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	EVC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 25, 2021, Entravision Digital Holdings, LLC (the “Acquiror”), a wholly-owned subsidiary of Entravision Communications Corporation (the “Company”), entered into an agreement to acquire the remaining 49 percent equity that it does not already own in Redmas Ventures, S.L. (the “Target”), a company engaged in the sale and marketing of digital advertising, pursuant to a Share Purchase Agreement entered into on the same date (the “Acquisition Agreement”), among the Acquiror, the Company, the Target, and the selling shareholders of the Target (the “Sellers”).

Upon the terms and subject to the conditions set forth in the Acquisition Agreement, which is effective as of September 1, 2021 (the "Effective Date"), the Acquiror is acquiring (the “Acquisition”) 49% of the issued and outstanding shares of the Target. Upon the Effective Date, the Acquiror will own 100 percent of the equity of the Target. As consideration for the Acquisition, the Acquiror pays Sellers the following “Earn-Out Payments”:

• by April 2022, an amount equal to 49% of the 2021 EBITDA of Target, multiplied by 6, and then divided by 3;

• by April 2023, an amount equal to 49% of the 2022 EBITDA of Target, multiplied by 6, and then divided by 3; and

• by April 2024, an amount equal to 49% of the 2023 EBITDA of Target multiplied by 6, and then divided by 3; plus an additional payment equal to $10,000,000, less an amount (up to $10,000,000) equaling 49 percent of any amounts paid by the Target for acquisitions.

Additionally, subject to the terms of the Acquisition Agreement, the Sellers may elect to accelerate their Earn-Out Payments upon the occurrence of certain events, including a change of control of the Target or the Company. The Acquisition Agreement also contains representations, warranties, covenants, and indemnities of the parties thereto.

The foregoing summary of the Acquisition Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Under the terms of the Acquisition Agreement, the Put and Call Option Agreement dated as of October 13, 2020 by and among the Company, the Acquiror and the Sellers (the “Put and Call Agreement”) is terminated in its entirety effective September 1, 2021.

Subject to the terms of the Put and Call Agreement, the Sellers had the right (the “Put Option”) to cause the Acquiror to purchase all (but not less than all) of the remaining 49% of the issued and outstanding shares of the Target at a purchase price to be based on a pre-determined multiple of six times the Target’s 12-month EBITDA in the preceding calendar year. The Sellers had the right to exercise the Put Option upon the occurrence of certain events starting in April 2022. Additionally, subject to the terms of the Put and Call Agreement, the Acquiror had the right (the “Call Option”), in calendar year 2024, to purchase all (but not less than all) of the remaining 49% of the issued and outstanding shares of the Target at a purchase price based on a pre-determined multiple of six times the Target’s 12-month EBITDA in calendar year 2023.

The foregoing description of the Put and Call Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Put and Call Agreement that was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2020, and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 31, 2021, the Company issued a press release relating to the Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

The information provided in Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference into any future registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Share Purchase Agreement dated as of August 25, 2021 by and among Entravision Digital Holdings, LLC, Entravision Communications Corporation, Redmas Ventures, S.L., and the selling shareholders named therein.

99.1 Press release dated August 31, 2021.

104 Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Entravision Communications Corporation

Date:	August 31, 2021	By:	/s/ Walter F. Ulloa
Walter F. Ulloa Chairman and Chief Executive Officer